     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 25, 2002
                                                      REGISTRATION NO. ________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ---------

                             REGISTRATION STATEMENT
                                  ON FORM S-8
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            PROASSURANCE CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                        63-1261433
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                              100 Brookwood Place
                           Birmingham, Alabama 35209
                    (Address of Principal Executive Offices)

           PROASSURANCE CORPORATION INCENTIVE COMPENSATION STOCK PLAN
                            (Full title of the plan)

                                   ---------

                            A. Derrill Crowe, M.D.
                            Chief Executive Officer
                              100 Brookwood Place
                           Birmingham, Alabama 35209
                    (Name and address of agent for service)
                                 (205) 877-4400
         (Telephone number, including area code, of agent for service)

                        Copies of all communications to:
                            Jack P. Stephenson, Esq.
                               Burr & Forman LLP
                          SouthTrust Tower, Suite 3100
                             420 North 20th Street
                           Birmingham, Alabama 35203

                                 (205)458-5201

                        CALCULATION OF REGISTRATION FEE



TITLE OF EACH CLASS        AMOUNT           PROPOSED MAXIMUM           PROPOSED MAXIMUM                AMOUNT OF
OF SECURITIES TO BE        TO BE            OFFERING PRICE             AGGREGATE                       REGISTRATION
REGISTERED                 REGISTERED(1)    PER UNIT(2)                OFFERING PRICE(2)               FEE(3)
------------------         --------------   ------------------         --------------------------      ---------

Common Stock               1,420,516        $16.75                     $23,793,643                     $2,189.02
par value $1.00

---------

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of shares of securities registered under this Registration Statement will be increased as a result of future stock splits, stock dividends or similar transactions that occur prior to the distribution of the securities covered by this Registration Statement.

(2) Calculated in accordance with Rule 457(h) of the Securities and Exchange Commission.

(3) Pursuant to Rule 457(p), the filing fee has been offset against the filing fee previously paid by the registrant in the amount of $27,680 with respect to 7,923,031 unsold shares of common stock registered under registrant's registration statement on Form S-4 (file No. 333-49378) as originally filed on November 6, 2000, and as amended by Post-Effective Amendment No. 2 filed on January 25, 2002, to reflect the unsold shares.

             INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS

         On June 27, 2001, Medical Assurance, Inc. ("Medical Assurance") and Professionals Group, Inc. ("Professionals Group") completed their consolidation (the "Consolidation) and became wholly-owned subsidiaries of a newly formed holding company named ProAssurance Corporation ("ProAssurance") pursuant to an Agreement to Consolidate dated June 22, 2000 (the "Consolidation Agreement"). Upon consummation of the Consolidation, ProAssurance assumed all options previously granted under Medical Assurance, Inc.'s Incentive Compensation Stock Plan and Professionals Group, Inc.'s 1996 Long Term Stock Incentive Plan. Each outstanding and unexercised option to purchase one share of Medical Assurance common stock was converted into an option to purchase one share of ProAssurance Common Stock at the same option price. Each outstanding and unexercised option to purchase one share of Professionals Group common stock was converted into an option to purchase 1.760 shares of ProAssurance Common Stock at an option price to be determined by dividing the option price for the subject share of Professionals Group common stock by the exchange ratio of 1.760. The shares of ProAssurance Common Stock subject to the outstanding options were registered in the Registration Statement of ProAssurance on Form S-4 (No. 333-49378) and are not included in this Registration Statement.

         On September 27, 2001, the Board of Directors of ProAssurance authorized the assumption of Medical Assurance's Incentive Compensation Stock Plan by ProAssurance and amended the plan to expand the participants to employees, advisors and consultants of ProAssurance and its subsidiaries; to substitute ProAssurance Common Stock for Medical Assurance common stock as the stock subject to the plan; and to change the name of the plan to "ProAssurance Corporation Incentive Compensation Stock Plan." This Registration Statement relates to 1,420,516 shares of ProAssurance Common Stock that are reserved for issuance under the plan and that are not subject to outstanding options or awards. The shares subject to this Registration Statement have been approved for listing on the New York Stock Exchange.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         (1) The Registrant's Quarterly Report on Form 10-Q for the quarters ended September 30, 2001 and June 30, 2001, as amended.

         (2) The Registrant's Prospectus filed pursuant to Rule 424(b) on May 3, 2001;

         (3) The Registrant's Current Reports on Form 8-K dated May 18, 2001 and July 12, 2001; and

         (4) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 8, 2001.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in and to be a part hereof from the date of filing of such documents.

         Copies of the above documents (excluding exhibits) may be obtained by persons holding unexercised options under the Plans may be obtained, without charge, upon written or oral request directed to Investor Relations, ProAssurance Corporation, 100 Brookwood Place, Birmingham, Alabama 35209,
Telephone: (205) 877-4400.

                                    EXPERTS


         The balance sheets of ProAssurance Corporation as of December 31, 2000 and October 20, 2000 (date of inception of ProAssurance Corporation) included in the joint proxy statement/prospectus of ProAssurance Corporation filed pursuant to Rule 424(b) on May 3, 2001, have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Medical Assurance, Inc., incorporated by reference from the Annual Report on Form 10-K for the year ended December 31, 2000 in the joint proxy statement/prospectus of ProAssurance Corporation filed pursuant to Rule 424(b) on May 3, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Professionals Group, incorporated by reference from the Professionals Group's Annual Report on Form 10-K for the year ended December 31, 2000 as amended by Form 10-K/A (Amendment No. 1) filed on April 24, 2001, in the joint proxy statement/prospectus of ProAssurance Corporation filed pursuant to Rule 424(b) on May 3, 2001, and incorporated herein by reference, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of Professionals Group as of December 31, 1998 incorporated by reference from the Professionals Group's Annual Report on Form 10-K for the year ended December 31, 2000 as amended by Form 10-K/A (Amendment No. 1) filed on April 24, 2001, in the joint proxy statement/prospectus of ProAssurance Corporation filed pursuant to Rule 424(b) on May 3, 2001, have been audited by KPMG LLP, independent accountants, as set forth in their report thereon and is incorporated by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

         The consolidated financial statements of Michigan Educational Employees Mutual Insurance Company (predecessor of MEEMIC Holdings, Inc.), incorporated by reference from the Professionals Group's Current Report on Form 8-K/A (Amendment No. 1) dated July 1, 1999 and filed on September 13, 1999, in the joint proxy statement/prospectus of ProAssurance Corporation filed pursuant to Rule 424(b) on May 3, 2001, and incorporated herein by reference, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by Delaware law, the Registrant's certificate of incorporation provides that the directors of the Registrant will not be held personally liable for a breach of fiduciary duty as a director, except that a director may be liable for (1) a breach of the director's duty of loyalty to the corporation or its shareholders, (2) acts made in bad faith or which involve intentional misconduct or a knowing violation of the law, (3) illegal payment of dividends under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derives an improper personal benefit.

         The by-laws of the Registrant provide that the Registrant will indemnify any person involved in litigation brought by a third party or by or in the right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity. The Registrant will only indemnify such a person if that person acted in good faith and in a manner he or she reasonably believed to be lawful and in the best interests of the corporation, except that the person will not be entitled to indemnification in an action in which he or she is found to be liable to the corporation unless the Court of Chancery deems indemnification under these circumstances proper.

         The Registrant's certificate of incorporation further provides that if Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by Delaware law, as so amended.

         The Consolidation Agreement provides that the Registrant, Medical Assurance, and Professionals Group will jointly and severally indemnify, to the fullest extent permitted by law, all persons serving or having served as directors or officers of Medical Assurance or Professionals Group prior to the completion of the Consolidation for any threatened or actual claim, action, suit, proceeding, or investigation against them arising in whole or in part out of, or pertaining to (1) the fact that he or she is or was a director or officer of the Registrant, Medical Assurance or Professionals Group, or (2) the Consolidation Agreement or any transaction contemplated by the Consolidation Agreement. The indemnification obligations under the Consolidation Agreement expire three years from June 27, 2001, the date the Consolidation was completed.

         The Consolidation Agreement further provides that for a period of three years after the Consolidation, the Registrant will use its best efforts to maintain in effect directors' and officers' liability insurance covering those persons who were covered by Professionals Group's directors' and officers' liability insurance policy prior to the Consolidation in an amount and scope at least as favorable as past policies covering Professionals Group's directors and officers. This insurance coverage was obtained by the Registrant promptly after completion of the Consolidation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed herewith or incorporated by reference herein as part of this Post-Effective Amendment No. 1 to the Registration
Statement:


Exhibit                                         Description
-------                                         -----------

4.1               Certificate of Incorporation of the Registrant.**
4.2               By-Laws of the Registrant.**
5.1               Opinion of Burr & Forman LLP regarding legality of shares being registered.*
23.1              Consent of Ernst & Young LLP., independent certified public accountants of ProAssurance
                  Corporation and Medical Assurance, Inc.*
23.2              Consent of PricewaterhouseCoopers LLP, independent certified public accountants of Professionals
                  Group, Inc.*
23.3              Consent of KPMG LLP, independent certified public accountants of Professionals Group, Inc.*
23.4              Consent of PricewaterhouseCoopers LLP, independent certified public accountants of Michigan
                  Educational Employees Mutual Insurance Company (predecessor to MEEMIC Holdings, Inc.).*

*Filed herewith.
**Previously filed.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                         [SIGNATURES ON FOLLOWING PAGE]

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Homewood, State of Alabama, on this the 4th day of January, 2002.


                                    PROASSURANCE CORPORATION

                                    By: /s/  A. Derrill Crowe, M.D.
                                       ----------------------------------------
                                       A. Derrill Crowe, M.D.
                                       Chairman of the Board and
                                       Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                            Title                                       Date
---------                                            -----                                       ----

/s/ A. Derrill Crowe, M.C.                   Chairman of the Board and                    January 4, 2002
------------------------------------         Chief Executive Officer, Director
A. Derrill Crowe, M.D.                       (Principal Executive Officer)

/s/ James J. Morello                         Treasurer (Principal                         January 4, 2002
-----------------------------
James J. Morello                             Accounting Officer)

/s/ Victor T. Adamo                          Director                                     January 4, 2002
-----------------------------
Victor T. Adamo, Esq.

/s/ Paul R. Butrus                           Director                                     January 4, 2002
-----------------------------
Paul R. Butrus

/s/ Norton E. Cowart, M.D.                   Director                                     January 4, 2002
-----------------------------
Norton E. Cowart, M.D.

/s/ Robert E. Flowers, M.D.                  Director                                     January 8, 2002
-----------------------------
Robert E. Flowers, M.D.

/s/ Leon C. Hamrick, M.D.                    Director                                     January 4, 2002
-----------------------------
Leon C. Hamrick, M.D.

/s/ John P. North, Jr.                       Director                                     January 4, 2002
-----------------------------
John P. North, Jr.

/s/ Ann F. Putallaz, Ph.D.                   Director                                     January 4, 2002
-----------------------------
Ann F. Putallaz, Ph.D.

/s/ William H. Woodhams, M.D.                Director                                     January 8, 2002
-----------------------------
William H. Woodhams, M.D.

                                 EXHIBIT INDEX


EXHIBIT                                            DESCRIPTION
-------                                            -----------

4.1               Certificate of Incorporation of the Registrant.**
4.2               By-Laws of the Registrant.**
5.1               Opinion of Burr & Forman LLP regarding legality of shares being registered.*
23.1              Consent of Ernst & Young LLP., independent certified public accountants of ProAssurance
                  Corporation and Medical Assurance, Inc.*
23.2              Consent of PricewaterhouseCoopers LLP, independent certified public accountants of Professionals
                  Group, Inc.*
23.3.             Consent of KPMG LLP, independent certified public accountants of Professionals Group, Inc.*
23.4              Consent of PricewaterhouseCoopers LLP, independent certified public accountants of Michigan
                  Educational Employees Mutual Insurance Company (predecessor to MEEMIC Holdings, Inc.).*

* Filed herewith.
** Previously filed.